SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2011

ENDEAVOR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

317 E. Penn Avenue Robesonia, PA 19551
(Address of principal executive offices)
Telephone (877) 285-5359

(Registrant’s telephone number)

with a copy to:

Carrillo, Huettel & Zouvas, LLP

3033 Fifth Ave. Suite 400

San Diego, CA 92103

Telephone (619) 546-6100

Facsimile (619) 546-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2011, Endeavor Power Corp., a Nevada Corporation ("Corporation"), entered into a Settlement Agreement and General Mutual Release (“Settlement Agreement”) with Mr. Alfonso Knoll (“Mr. Knoll”) to terminate that certain Employment Agreement with Mr. Knoll dated November 8, 2010, and to accept the resignation of Mr. Knoll from all positions with the Corporation.  Pursuant to the Settlement Agreement, Mr. Knoll shall immediately cease all services to the Corporation and shall return to the Corporation any and all shares of its common stock currently held by him.

The foregoing summary description of the terms of the Settlement Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Settlement Agreement, reference is made to such agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 26, 2011, Mr. Knoll resigned from all positions with the Corporation, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.  The resignation did not involve any disagreement with the Corporation.

On June 2, 2011, Mr. Matthew Carley (“Mr. Carley”) was appointed as the Corporation’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.  On June 2, 2011, Mr. Carley accepted the appointment.

The biography for Mr. Carley is set forth below:

MATTHEW CARLEY.  Mr. Carley is an accomplished investment banker and business consultant who has placed over 50 million dollars of capital and has served as a board member, Interim President and CEO of numerous start-up companies during his career.  Since 2005, Mr. Carley has served as CEO of Carley Enterprises, Inc., a small boutique venture capital and investment banking firm, where he has invested in emerging businesses, both public and private, and has consulted these companies in capital management, strategic planning and mergers and acquisitions.  While serving in this position, Mr. Carley has also assisted companies in significantly growing their businesses and in some instances, becoming publicly trading companies.  In light of Mr. Carley’s extensive experience in investment banking and business development and his prior executive and directorship positions with numerous start-up companies, the Board of Directors believed it was in the Corporation’s best interest to appoint Mr. Carley as its sole officer and a director.

On June 7, 2011, Mr. Brent Wilder (“Mr. Wilder”) resigned from all positions with the Corporation, including but not limited to, that of Director.  The resignation did not involve any disagreement with the Corporation.

On June 13, 2011, the Corporation’s Board of Directors accepted the resignations of Messrs. Knoll and Wilder and approved the appointment of Mr. Carley as the Corporation’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1

Settlement Agreement between the Corporation and Mr. Alfonso Knoll dated June 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

June 14, 2011

Endeavor Power Corp.

By:  /s/ Matthew Carley

Matthew Carley

President & Chief Executive Officer